Exhibit 99.2

 4Q 15 Financial ResultsConference Call

 Forward Looking Statement  2  This presentation contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to those statements regarding our future revenue growth, momentum and profitability, our pipeline and backlog, increased volumes and demand in the markets in which we operate, shipments of delayed products, the roll-out of our new All-In-One wireless platforms, the expected market potential created by the ELD mandate, and expected new opportunities for the Company and anticipated Company growth resulting from the ELD mandate. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2015 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Presenters



David Lucatz
Chairman of the Board and CEO



Shai Lustgarten
CEO of Micronet Ltd.



Tali Dinar
CFO of Enertec Electronic Ltd.

3

4th Quarter Overview

- Return to profitability; Significant margin and profitability improvements
  - Net income of $89,000 compared to a net loss of $28,000 in 4Q14
  - Successful consolidation of operations in Salt Lake City resulted significant savings and a more efficient organization.
  - Gross margin was 39% compared to 31% in 4Q
- Accomplished in spite of lower than expected sequential revenue growth of 18%
  - MRM segment impacted by supplier's delays of certain components; revenues will be realized over next few quarters of 2016
- Strong MRM backlog growth
  - 35% increase in 4Q backlog compared to 4Q last year to $12.4 million
  - Healthy pipeline
  - Current backlog ~$15 million
- Continued diversification of customer base in the MRM market

4

ELD Mandate Opportunity

- New regulation implemented in December 2015 mandates all truck drivers to keep electronic records of hours of service (HOS).
- Electronic Logging Devices (ELDs)* connect to engine and replace paper logbooks.
- Micronet's comprehensive products provide state of the art solutions for the ELD requirements
- Expect to see increased demand as fleet managers and commercial truck and bus owners comply with ELD mandate in advance of 2017 enforcement date

Our tablets are fully compliant with the regulation

2016	1M ELD equipped trucks*
2017	~2.6 Million trucks will require ELD

* Federal Motor Carrier Safety Administration, Electronic Logging Devices and Hours of Service Supporting Documents"- March 2014

5

 6  New Purchase Order  Announced this week that MICT subsidiary Micronet, received a $2 million purchase order for the A-317 rugged Android tablet.A-317 product is used as part of compliance solution related to the ELD mandate.A breakthrough order proving that our A-317 is a qualified solution for the ELD mandate.  Mandate should prove to be a significant catalyst for our revenues

 7  Acquisition Update  Announced intention to acquire the Telematics business of Novatel Wireless in February of 2016Following Due Diligence process, the Asset Purchase Agreement was terminated.  Refocused on the considerable opportunity to drive organic revenue growth and profits going forward

 Positive Outlook  8  MRMLocal fleet market and the ELD expected to be the growth engines of the company The All In One line of new developed tablets becoming the company’s best sellers with wider market acceptance. Aerospace/Defense Continued reliance on missile defense systems supports potential demand for our missile defense offerings Potential demand for new Mobile Command & Control Centers  Trends

4Q14 vs 4Q15 Revenues
Sales Breakdown
Consolidated revenue for the quarter

 4Q14 vs 4Q15 Revenues   9  (in millions)  MRM  (in millions)    (in millions)  Sales Breakdown  Consolidated revenue for the quarter

Next Generation A-317 Tablet

- A-317 "All-In-One" tablet is a significant technology advancement
  - Rugged, integrated tablet solution
  - Offers 3.5G/4G LTE, Bluetooth and Wi-Fi applications
  - Potential benefit from upcoming ELD mandate (effective Year End 2015)


A-317V
MICRONET
MICRONET

First Totally Connected Product; Transforms Product Offering

10

A-317 Tablet Roll Out

MICRONET ENERTEC TECHNOLOGIES, INC



Product R&D

- Completed
- Ongoing refinement with customers
- Continue to invest significantly in product improvement and customization


A-317

Carrier Certification; Testing & Approval

Carrier Certification

- Verizon complete
- AT&T in progress
- In discussions with additional carriers

Customer Testing/Approval

- Multiple customers currently testing new product



Adaptation & Orders

- ~16,000 unit orders at the end of the year
- $2M transportation purchase order in April
- $1.4M public transportation purchase order in July 2015
- $4M+ school bus purchase order in May 2015

11

12
Income Statement Highlights
(in 000s except share and per share data)
	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Revenues	$ 6,604	$ 10,670	$ 23,587	$ 34,238
Cost of revenues	4,009	7,390	16,284	24,180
Gross profit	2,595	3,280	7,303	10,058
Gross profit margin	39%	31%	31%	29%
Operating expenses:
Research and development	501	643	2,453	2,807
% of sales	8%	6%	10%	8%
Selling and marketing	316	739	1,530	1,947
% of sales	5%	7%	6%	6%
General and administrative	1,317	2,070	4,723	6,290
% of sales	20%	19%	20%	18%
Amortization of intangible assets	229	293	1,118	850
Total operating expenses	2,363	3,745	9,824	11,894
% of sales	36%	35%	42%	35%

Net income (loss) attributable to MICT	89	(28)	(2,467)	(2,139)
Basic and diluted income (loss) per share	0.02	(0.00)	(0.42)	(0.37)
Weighted average common shares outstanding:	5,865,221	5,843,746	5,861,630	5,834,371

 12  Income Statement Highlights (in 000s except share and per share data)     Three Months Ended December 31,    Years Ended December 31,       2015  2014  2015  2014             Revenues  $ 6,604   $ 10,670   $ 23,587   $ 34,238   Cost of revenues   4,009    7,390    16,284    24,180  Gross profit    2,595   3,280    7,303    10,058  Gross profit margin  39%  31%  31%  29%  Operating expenses:          Research and development    501   643    2,453    2,807   % of sales  8%  6%  10%  8%  Selling and marketing   316    739   1,530    1,947  % of sales  5%  7%  6%  6%  General and administrative   1,317    2,070   4,723   6,290   % of sales  20%  19%  20%  18%  Amortization of intangible assets   229   293   1,118   850  Total operating expenses   2,363    3,745    9,824    11,894    % of sales   36%  35%   42%  35%            Net income (loss) attributable to MICT  89  (28)  (2,467)  (2,139)  Basic and diluted income (loss) per share   0.02  (0.00)  (0.42)  (0.37)  Weighted average common shares outstanding:   5,865,221   5,843,746    5,861,630   5,834,371

 Non-GAAP(in 000s except share and per share data)  13      Three Months EndedDecember 31,         Years EndedDecember 31,           2015    2014    2015    2014  GAAP net income (loss) attributed to MICT    89    (28)    (2,467)    (2,139)  Amortization of acquired intangible assets    144    144    701    492  Change in fair value of call options and warrants    0    (8)    0    299  Amortization of note discount and related expenses    0    6    0    67  Stock-based compensation and shares issued to service providers    82    381    336    402  Expenses related to the purchase of business    0    0    0    369  Income tax-effect of above non-GAAP adjustments    (2)    (6)    (25)    (32)  Total non-GAAP net income (loss) attributed to MICT    313    489    (1,455)    (542)  Non-GAAP net income (loss) per diluted share    0.05    0.08    (0.25)    (0.09)  Shares used in per share calculations    5,865,221    5,843,746    5,861,630    5,834,371  GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.     0.02    (0.00)    (0.42)    (0.37)  Shares used in per share calculations     5,865,221     5,843,746      5,861,630     5,834,371

 Strong Balance Sheet    December 31, 2015  December 31,2014  Cash, cash equivalents and marketable securities  $12.1M  $15.0M  Bank & others debts  $14.4M  $14.3M   Net Working Capital  $13.3M  $16.4M   Stockholders' Equity  $17.5M  $20.2M  14

 Thank You  15  Q & A